CREDIT AGREEMENT WITH TRUST GUARANTEE, ENTERED INTO:

A) AS PARTY OF THE FIRST PART AND BORROWER, BANCOMER,S.A. INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO, HEREINAFTER DENOMINATED "BANCOMER,", HEREBY REPRESENTED BY MESSRS. ENGINEER CARLOS D. VELAZQUES THIERRY AND ENGINEER JOSE ENRIQUE SILOS BASURTO.


B) AS PARTY OF THE SECOND PART, AND BORROWER, C.R. RESORTS CAPITAL, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, HEREINAFTER DENOMINATED THE "BORROWER", REPRESENTED HEREUNDER BY MR. JOHN McCARTHY SANDLAND;

C) AS PARTY OF THE THIRD PART, AS FOUNDER OF THE PORTFOLIO, C-R- RESORTS PUERTO VALLARTA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, HERINAFTER DENOMINATED THE "FOUNDER OF TRUST 1," HEREIN REPRESENTED BY MR. JOHN McCARTHY SANDLAND;

D) AS PARTY OF THE FOURTH PART AS FOUNDER OF THE PORT- FOLIO, C.R. RESORTS CANCUN, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, HEREINAFTER DENOMINATED "FOUNDER OF TRUST 2," HEREIN REPRESENTED BY MR. JOHN McCARTHY SANDLAND;

E) AS PARTY OF THE FIFTH PART, AS FOUNDER OF THE PORTFOLIO AND REAL ESTATE, C.R. RESORTS LOS CABOS, SOCIEDAD DE RESPON- SABILIDAD LIMITADA DE CAPITAL VARIABLE, HEREINAFTER DENOMINATED "FOUNDER OF TRUST 3," HEREIN REPRESENTED BY MR. JOHN McCARTHY SANDLAND;

F) AS PARTY OF THE  SIXTH  PART,  AS  FOUNDER  OF THE REAL  ESTATE,  DESARROLLOS
TURISTICOS INTEGRALES DE COZUMEL, SOCIEDAD DE RESPONSAABILIDAD LIMITADA DE CAPITAL VARIABLE, HEREINAFTER DENOMINATED "FOUNDER OF TRUST 4," HEREIN REPRESENTED BY MR. JOHN McCARTHY SANDLAND;

G) AS PARTY OF THE SEVENTH PART, FOR THE EFFECTS HEREINBELOW INDICATED, CORPORACION MEXITUR, SOCIEDAD DE RES- PONSABILIDAD LIMITADA DE CAPITAL VARIABLE, HEREINAFTER DENOMINATED "MEXITUR", HEREIN REPRESENTED BY MR JOHN McCARTHY SANDLAND;

H) AS PARTY OF THE EIGHTH PART, FOR THE EFFECTS HEREIN- BELOW INDICATED, CLUB REGINA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, HERINAFTER DENOMINATED "REGINA," HEREIN REPRE- SENTED BY MR. JOHN McCARTHY SANDLAND; AND


I) PARTY OF THE NINTH PART, AS TRUSTEE, FIANZAS MONTERREY AETNA, SOCIEDAD ANONIMA, GRUPO FINANCIERO BANCOMER, HEREINAFTER DENOMINATED "THE TRUSTEE," HEREIN REPRESENTED BY MR. ARMANDO VIGNAU QUIROS.

ALL OF THE ABOVE PURSUANT TO THE FOLLOWING ANTECEDENTS,
DECLARATIONS AND CLAUSES:

A N T E C E D E N T S

I.-  CONSTITUTION  OF  THE  BORROWER,  FACULTIES  AND  POWERS-OF  ATTORNEY.

     The Accredited declares, thrrough its representative that: 0 It is a company with limited responsibility, duly,constiuted and existing, as evidenced in public instrument fifty thousand eight hundred fifty seven dated Augusteleven nineteen hundred ninety seven, granted before Notary Public number two hundred thirty one in the Federal District, Attorney Luis de Angoitia Becerra, recorded in the Public Registry of Commerce in the Federal District, under mercantile page No. 225,005.

     B) Its corporate object includes de execution of operations such as those contemplated hereunder.

     C) Its representative herunder has sufficient faculties to enter into this contract and that these faculties have not been revoked, limited nor modified in any way, as evidenced in the Public Instrument mentioned in antecedent 1 (A) above.

     D) On December first nineteen hundred ninety seven, it carried out in the city of New York, New York, jointly with Club Regina Resorts, Inc. (currently Raintree International Inc., ) an emission of securities made of of warrants and promissory notes, for the total amount of US$100,000,000.00 (ONE HUNDRED MILLION DOLLARS) United States of America legal currency, with interest at the rate of 13% (THIRTEEN PERCENT) per annum, payable half-yearly on the first of June an on the first of December each year, beginning on the first of June nineteen hundred ninety eight and ending on the first of December year two thousand and four.

     E) It has requested BANCOMER to open a simple credit, nominated in UDIS; for the principal amount up to the equivalent on the date of disposal of US $7,000.000 (SEVEN MILLION DOLLARS 00/100) United States of Americal legal currency, which shall be subject to the terms and conditions hereunder agreed, for the purpose of guaranteeing, and in its, case, covering to the holders of the securities described in the foregoing paragraph regarding the payment of interest, and for the payment of expenses related with this operation.

II. CONSTITUTION OF FOUNDER OF TRUST 1, FACULTIES AND POWERS-OF ATTORNEY. The FOUNDER OF THE TRUST declares, through its representative, that:

     A) The FOUNDER OF TRUST 1 is a company with limited responsibility and variable capital, duly constituted and existing, as evidenced in public instrument fifty five thousand nine hundred thirty dated August eighteen nineteen hundred ninety seven, granted before Notary Public number one hundred three in the Federal District, Attorney Armando Galvez Perez-Aragon, recorded in the Public Registry of Commerce in the Federal District,under mercantile paage No. 102.373-

     B) Its corporate object includes the granting of guarantees and the execution of operations such as those contemplated hereunder.

     C) Its representative hereunder has suficient faculties to enter into this contract, which have not been revoked, limited nor modified in any way, as evidenced in Public Instrument No. 51,260 dated December twenty two nineteen hundred ninety seven, granted before Notary Pulic number two hndred thirty in the Federal District, Attorney Luis de Angoitia Becerra.


     D) It has commercial and associated relationships with THE BORROWER; from which a direct benefit arises upon guaarnteeing the fulfillment of the obligations that it assumes, and it is therefore willing to guarantee the fulfillment of each every one of the obligations derived to the BORROWER in accordance with this document and other documents related thereto.


III.- CONSTITUTION OF FOUNDER OF TRUST 2, FACULTIES AND POWERS-OF-ATTORNEY. The FOUNDER OF THE TRUST declares, through its representative, that

     A) FOUNDER OF TRUST 2 is a company with limited responsibility and variable capital duly constituted and existing, as evidenced in public instrument dated granted before Notary Public number in the Federal District, Attorney, recorded in the Public Registry of Commerace, under mercantile page No. _ _ _ _ _ .:

          1 Its corporate object includes the granting of guarantees, and executing operations such as those contemplated hereunder.

          2 Its representative hereunder has sufficient faculties to enter into this contract, which have not been revoked, limited, nor modified in any way, as evidenced in Public Instrument No. dated before Notary Public number in the Federal District, attorney


          3 It has commercial and associated relationships with the BORROWER, from which a direct benefit arises upon guaranteeing the fulfillment of the obligations assumed , and it is therefore willing to gurantee the fulfillment of each and every one of the obligations derived to the BORROWER in accordance with this instrument and other documents related thereto.


IV.- CONSTITUTION OF FOUNDER OF TRUST 3, FACULTIES AND POWERS-OF- ATTORNEY. THE FOUNDER OF THE TRUST declares, through its representataive, that:

     A) FOUNDER OF TRUST 3 is a company with limited responsibility with variable capital duly constituted and existing, as evidenced in public instrument, dated granted before Notary Public number in the Federal District, Attorney, recorded in the Public Registry of Commerce in the Federal District, under mercantile Page No. _ _ _ _ _

     B) Its corporate object includes the granting of guarantees and the execution of operations suchas those contemplated hereunder.

     C) Its representataive hereunder has sufficient faculties to execute this operation,. which have not been revoked, limited nor modified in any way, as evidenced in Public Instrument No. dated, granted before Notary Public number in the FederalDistrict, attorney


     D) It has commercial and associated relationships with the BORROWER, feom which a direct benefit arises upon guaranteeing the fulfillment of the obligations assumed hereunder and, therefore, it is willing to guarantee the fulfillment of each and every one of the obligations derived to the BORROWER in accordance with this document and other documents related thereto.


V.- CONSTITUTION OF FOUNDER OF TRUST 4, FACULTIES AND POWERS-OF-ATTORNEY. The FOUNDER OF THE TRUST declares through its representative that:

     A) FOUNDER OF THE TRUST 4 is a company with limited responsibility with variable capital, duly constituted and existing, as evidenced in public instrument dated, granted before Notary Public number in the Federal District, attorney recorded in the Public Registry of Commerce in the Federal District, under Mercantile page No. _ _ _ _

     B) Its corporate object includes the granting of guarantees and the execution of operataions such as those contemplated hereunder.

     C) Its representative hereunder has sufficient faculties to execute the same, which have not been revoked, limited or modified in any way, as evidenced in Public Instrument dated granted before Notary Public number for the Federal District, attorney

     D. That it has commercial and associated relationships with the BORROWER, from which a direct benefit arises upon guaranteeing the fulfillment of each and every one of the obligations derived to the BORROWER in accordance with this document and other documents related thereto.


VI.-   CONSTITUTION OF MEXITUR, FACULTIES AND POWERS-OF-
ATTORNEY.
MEXITUR declares, through its representative, that:

     A) MEXITUR is a company with limited responsibility with variable capital, duly constituted and existing, as evidenced in public instrument, dated granted before Notary Public number in the Federal District, Attorney, recorded in the Public Registry of Commerce in the Federal District, under Mercantile Page No. _ _ _ _.

     B) Its corporate object .includes the commercialization and collection of time-share, and the execution of operations such as those contemplated hereunder.

     A) i

     B) Its representative hereunder has sufficient faculties to execute the same, which have not been revoked, limited nor modified in anyway, as evidenced in Public Instrument No., dated, granted before Notary Public Number in the Federal District, Attorney _ _ _ _.

     C) That it agrees to carry out the operations and activities derived hereunder, particularly to act as Depositary of the Portfolio, to carry out the collections, and to act as depositary of the product of the said collections.

VI.- CONSTITUTION OF REGINA, FACULTIES AND POWERS-OF-ATTORNEY. REGINA declares, through its representative, that:

     A) REGINA is a sociedad anonima with variable capital, duly constituted and existing, as evidenced in public instrument, dated, granted before Notary Public number in the Federal District, Attorney , recorded in the Public Registry of Commerce in the Federal District under mercantile Page No. _ _
     _ _

     B) Its corporate object includes the commercialization and operation of time-share clubs and the execution of operations such as those contemplated hereunder.

     C) Its representative hereunder has sufficient faculties to execute the same, which have not been revoked, limited nor modified in any way, as evidenced in Public Instrument No. dated, granted before Notary Public number for the Federal District, Attorney .

     D) That it agrees to carry out the operations and activities derived hereunder and accepts the corresponding responsibilities.

VII.- CONSTITUTION OF THE TRUSTEE, FACULTIES AND POWERS-OF ATTORNEY The Trustee declares, through its representaataive that:

     A) It is a bonding institution, duly authorized to perform as trustee in trust agreements in guarantee.

     B) That its representative hereunder has sufficient faculties to execute the same, which have not been revoked, limited nor modified in any way.



IX.- CONSTITUTION OF BANCOMER, FACULTIES AND POWERS-OF-ATTORNEY. BANCOMER declares,through its representative, that:

     A) It is a multiple bank institution, duly authorized to carry out the operations inherent to its corporate object.

     B) Its representative hereunder has sufficient faculties to execute the same, which have not been revoked, limited nor modified in any way.

PRELIMINARY STATEMENTS

I- The BORROWER declares that:

     a) The execution, delivery and fulfillment of the Contract hereunder and the Promissory Note through its representative, are operations inherent to its corporate object which have been duly authorized and do not violate its constitutions or its corporate statatutes, nor any contractual retriction or law, regulation or order from any government organism which may obligate or affect the BORROWER or any of its properties.

     b) The Contract hereunder and the Promissory Note, once subscribed and signed by the BORROWER, shall constitute the BORROWER's legal and valid obligations, demandable against it in accordance with the respective terms.


     c) The existence of any legal action or judicial proceeding is not pending nor hasthe BORROWER been notified about the existence of any legal action or judicial proceeding which affect or may affect substantially and adversely its financial operations, or the legitimacy, validity or enforceability of the Contract hereunder and/or the Promissory Note.

     d) Up to the date of this Contract, it has not been subject to any strike, nor has it been summoned to any strike, and as far as it knows, it is not attempted to present against it any action by its employees which might affect its financial condition or its operations, or which might affect the legitimacy, validity or enforceability of this Contract and/or the Promissory Note.

     e) It is not in default on debts or contracts in which it participates, or through which it could be commited, at the date of this contract.


     f) It has applied to BANCOMER for a simple credit denominated in UDIS, with a fiduciary guarantee, equal to up to the principal amount of US $7,000,000.00 legal currency of the United States of America on the date of its disposal, which shall be applied to warrant, and in its case, to cover the payment of interests to the holders of the securities described in Antecedent I (D) hereunder, and to the payment of expenses related to this operation.



II.- THE FOUNDERS OF THE TRUST declare that they are willing to guarantee the fulfillment of the BORROWER'S obligations, in accordance with the contract here-under through the constitutions of Trusts in Guarantee on (a) certain collection rights resulting from the sale to the public of Memberships; (b) the Maintenance Fees which will serve to conserve the value of the Portfolio; and c) the Real Estate in Trust, all of which is defined hereinafter.

III.- BANCOMER declares through its representatives, that it is willing to open the credit requested to the BORROWER, subject to the fulfillment of the terms and conditions, herein contemplated.


By virtue of the above, the parties agree to the following

C L A U S E S

FIRST.-   DEFINITIONS AND ACCOUNTING TERMS.

     A) Definitions.

          When used in this Contract, the terms set forth below shall have the meaning herein indicated, which shall be applicable both in the singular and in the plural forms:

          "Portfolio",.- Means the collection rights derived from the present and future accounts payable denominated in UDIS and in Pesos, resulting to physical or moral parties acquiring Memberships from the FOUNDERS OF THE TRUST, regarding all matters that by fact or by right may correspond to them, including their accessory rights,affecting the Portfolio and Fees Trust. In the amounts payable or effectively paid by the FOUNDERS OF THE TRUST.

          "Maintenance Contract." Means the maintenance contract executed with Starwood for each of: FOUNDER OF TRUST 1, FOUNDER OF TRUST 2, and FOUNDER OF TRUST 3, so that Starwood may provide the preventive and corrective maintenance service at the above mentioned FOUNDERS' facilities.

          "Credit" Means the credit denominated in UDIS opened by BANCOMER to the BORROWER, pursuant to the terms of the contract hereunder, up to the the principal amount, equal to, on the date of its disposal, US$7,000.000.00 (SEVEN MILLION DOLLARS 00/100 ) Currency of the United States of America.

          "Maintenance Fees.-" Means the fees which the purchasers of Memberships shall pay to FOUNDERS 1, and 3, accordingly, with which Starwood and other third parties providing maintenance service to the FOUNDERS' facilities shall be paid.

          "Bond RRI Coupon.-" Means the coupon corresponding to the payment of net interest derived from the emission, in the amount of US$6,500,000.00 SIX MILLION FIVE HUNDRED THOUSAND DOLLARS 00/100), plus the applicable taxes payable on June first and December first each year.

          "Working Day".- MeansMeans a day when banks are open to the public to carry out operations, or are not authorized to close in Mexico City, D.F.

          "Disposal.-" Means the disposal of funds from the credit carried out by the BORROWER on the Date of the disposal, as covered by the Contract hereunder.

          "Credit Documents.-" Means the contract hereunder, the Promissory Note, the Trusts in Guarantee and other documents in connection with this contract.

          "DOLLARS" AND "U.S. $.-" MeansDollars, legal currency of the United States of America.

          "Emission.-" Means the emission of securites, made up of warrants and promissory notes carried out by the BORROWER on December first 1998,. jointly with Club Regina Resorts, Inc, (currently Raintree Resorts International, Inc.) in the city of New York, New York, for a total amount of US $100,000,000.00 (ONE HUNDRED MILLION DOLLLARS 00/100) legal currency of the United States pf America, with interest at the rate of 13% (THIRTEEN PERCENT) per annum, payable half-yearly, on June first and December first each year, beginning on June first 1998, and ending on December first, year 2004.-

          "Date of Disposal".- Means the date which occurs forty eight Working Hours before December first nineteen hundred ninety nine, when the BORROWER may dispose of the total amount of the Credit..

          "Date of Payment of Principal and Interest.-" Means the last day in each Interest Period, and any other date when the BORROWER shall make a payment of the principal sum or ordinary interests of the Credit and Promissory Note in favor of BANCOMER in accordance with the provisions established hereunder. Assuming that anyDate of Payment of Principal and Interests should fall on a date that is not a Working Day,. the said Date of Payment of Principal and Interest shall be understood to be extended to the immediately following Working Day, and this extension shall be included in the corresponding calculation of interests.

          "Trust Cabo San Lucas.-" Means the trust in guarantee which FOUNDER OF TRUST 3 constitutes with the Trustee on this date to warrant the fulfillment of the obligations derived from the Credit Documents, to which it shall contribute the Cabo San Lucas Real Estate.

          "Trust Cozumel.-" Means the trust in guarantee which FOUNDER OF TRUST 4 constitutes with the Trustee on this date to warrant the fulfillment of the obligations. derived in the Credit Documents, to which it shall contribute the Cozumel Real Estate.

          "Trust on Portfolio and Fees.-" Means the trust in guarantee and the payments which FOUNDERS OF TRUSTS 1, 2 and 3 constituted with the Trustee on this date to guarantee the fulillment of the obligations derived from the Credit Documents- to which the Portfolio, the Maintenance Fees and the Real Estate in Trust shall be contributed.

          "FOUNDER OF TRUST 1" Refers to C.R. Resorts Puerto Vallarta, S. de R.L. de C.V-

          "FOUNDER OF TRUST 2" Refers to C.R. Resorts Cancun, S. de R.L. de C.V.

          "FOUNDER OF TRUST 3" Refers to C.R. Resorts Los Cabos, S. de R.L. de C.V..

          "FOUNDER OF TRUST 4" Refers to Desarrollos Turisticos Integrales de Cozumel, S. de R.L.de C.V.

          "FOUNDERS OF TRUSTS" Refers, collectively, to FOUNDER OF TRUST 1, FOUNDER OF TRUST 2, FOUNDER OF TRUST 3 AND FOUNDER OF TRUST 4.

          "TRUSTEE" Refers to Fianzas Monterrey Aetna, Bonding Institution, BANCOMER Financial Group, or anyother fiduciary institution designated by common agreement by the parties.

          "AFFILIATE" Refers to any company wherein the BORROWER or any of the FOUNDERS OF THE TRUST may be titleholders of stock of the coraporate cpital, in a proportion below 25% (TWENTY FIVE PERCENT)

          "MAINTENANCE FUND.-" This has the meaning attributed to the said term in Clause EIGHTEENTH hereunder.

          "PAYMENT FUND.-" This has the meaning attributed to the said term in Clause EIGHEENTH hereunder.

          "WORKING HOURS" Means the hours that are understood to be bank working hours in the City of New York, New York, United States of America.

          "CABO SAN LUCAS REAL ESTATE.-" Means the real estate owned by FOUNDER OF TRUST 3, located at San Jose del Cabo, Baja California Sur, acquired through public instrument number 36,979 on June 8, 1998, granted before Notary Public number seven in the State of Baja California sur, Attorney Hector Castro Castro, and recorded in the Public Registry of Property in San Jose del Cabo, Baja California Sur, under number _ _ _ volume :_ _ _ _ _, First Section, on _ _ _ _ _ _ _ _ _ _ _ _ , including land, improvements and constructions.

          "COZUMEL REAL ESTATE.-" Means the real estate owned by FOUNDER OF TRUST 4, located at Cozumel, Quintana Roo, acquired through public instrument Number 4,378 dated November 126, 1996, granted before Notary Public number four In the state of Quintana Roo, Attorney Bello Melchor Rodriguez and recorded in rhe Public Registry of Property in Cozumel, Quintana Roo, under number _ _ _ volume _ _ _ Section First, on __ ___ _ _ _ _ _ _ __ _ _ _ including land, improve- ments and constructions.

          "Real Estate under Trust.-" This refers jointly to the Cabo San Lucas Real Estaate and the Cozumel Real Estate.

          "Memberships"   Means  the  vacational   periods  in  time-share  only
          corresponding to the use of vacational units in the FOUNDERS OF TRUSTS' facilities, which are derived from the purchase of series "B" shares in REGINA, and to the membership contracts executed with FOUNDER OF TRUST 1, FOUNDER OF TRUST 2 OR FOUNDER OF TRUST 3, which form the Portfolio, through which concepts the initial payments and the periodical monthly amortizations, interests, commissions, collection expenses, Maintenance Fees and in general, any other concept inherent to the payment shall be carried out.

          "Mexico" refers to the United Mexican States.

          "Promissory Note" refers the series of thirty promissory notes for a period of one month, subscribed by the BORROWER in favor of BANCOMER, documenting its debt additionally, which shall be written under terms acceptable to BANCOMER.

          "Interest Period.-" Means each of the monthly periods, on whose basis the Credit interests shall be calculated. The first Interest Period for the Disposal of this Credit shall begin on the date in which the said Disposal is effected, and shall terminate precisely on December 29, 1999, and on this same date, the first Payment of Principal and Interests shall occur. The second period and all the other Interest Periods shall begin on the immediate day after the the termination of the immediately prior Interest period and shall terminate on the twenty ninth day of each month, except that corresponding to the month of February each year, which shall terminate precisely on February 28


          "Pesos" Means the legal currency in the United Mexican States.

          "RCI" Means Resort Condominiums International, a company constituted in accordance with the laws of the United States of America.

          "RRI" Means Raintree Resorts Internation, a company constituted in accordance with the laws of the United States of America.

          "Starwood" This refers jointly, to Starwood Puerto Vallarta, S. de R.L. de C.V., Starwood Cancun, S. de R.L. de C.V. and Starwood Los Cabos, S. de R.L. de C.V.

          "Subsidiary" Means any company in which the BORROWER or any of the FOUNDERS OF THE TRUSTS may be titleholder of 25% (twenty five percent) or more of the corporaate capital, or have the faculty to designate the majority of members of the Board of Directors, or through a trust to vote, administration contracts or other controlling vehicles which may determine the administration of the company.

          "Ordinary Rate" MeansBORROWERMeans the rate of interest of 12% per annum.

          "Textron"  Means  the  Textron   Financial   Corporation,   a  company
          constituted in accordance with the laws of the United States of America.

          "UDIS" or "Investment Units." Means the unit in the account of constant real value determining all the payment obligations in Pesos that may be agreed or generated due to judicial acts evidenced in this instrument, which are regulated in the Decree establishing the obligations that can be denominated in Investment Units, and reforms and adds various provisions in the Fiscal Code for the Federation and in the Income Tax Law, published in the Official Gazette of the Federation on April first 1995.

          "Securities" This refers jointly to the warrants and Promissory Notes, derived from the emission described in antecedent I (D) hereunder.

     B) Accounting terms

          All the accounting terms used in this instrument and in the Credit Documents shall be interpreted in accordance with the generally accepted accounting principles in Mexico, issued by the Mexican Institute of Public Accountants, unless a different meaning is assigned hereunder.

SECOND.  OPENING  THE  CREDIT.

     BANCOMER hereby opens a simple credit with a fiduciary guarantee to the BORROWER, denominated in UDIS, up to the equivalent principal sum on the Date of the Disposal, of US $7,000,000.00 (SEVEN MILLION DOLLARS 00/100) which do not cover the interest and expenses caused by virtue of the contract hereunder.

     The applicable rate of exchange to establish exactly the total amount of the credit in UDIS shall be determined 48 hours prior to the Date of Disposal.

     Under the terms of Article 294 (two hundred ninety four) in the General Law for Credit Titles and Operations, the parties agree that BANCOMER shall have faculties to limit the amount of the credit and the period, or both at the same time, or to denounce the credit as from a certain date or at any time, through the simple writen notification sent to the BORROWER under the terms of this instrument, with which the said Contract shall be considered expired.


THIRD.- DISPOSAL OF THE CREDIT.

     The BORROWER may dispose of the Credit on the Date of Disposal, up to the equivalent principal sum on the said Date of Disposal to US $7,000,000.00 (SEVEN MILLION DOLLARS 00/100) providing it fulfills the conditions for the disbursement provided in Clause FIFTEENTH hereunder, and intends the funds received for the purposes described in Clause Fifth in this contract.

FOURTH.- PERIOD

     The total period for the Credit is thirty months, with no period of grace, beginning on November 29, 1999 and terminating on May 29, 2002..


FIFTH.-  DESTINATION OF THE CREDIT

     The destination of the Credit is to warrant, and in its case to cover, to the holders of the of bonds resulting from the emission, the punctual payment of the amount of US $6,500,000.00 (SIX MILLION FIVE HUNDRED THOUSAND 00/100 DOLLARS) corresponding to half-yearly interest at the rate of 13% per annum, payable on the first of December 1999 under the terms of the Emission, and to finance the BORROWER for the Income Tax on interest paid in accordance with the Emission, commisions and expenses for this Credit.

SIXTH.- PAYMENT OF THE CREDIT

     The BORROWER shall return the principal amount of the Credit through thirty successive monthly amortizations, substantially equal, beginning the first Payment Date of Principal and Interests on December 29, 1999, and these shall be covered at the value of UDIS on the date in which the corresponding Date of Payment of Principal and Interests occurs.

SEVENTH.- ANTICIPATED PAYMENTS.

     In the event that the BORROWER should decide to pay totally or partially the unpaid balance of the Credit, it shall send BANCOMER a written notification 5 (five) natural days in advance, indicating the date in which the anticipated payment shall be made and the amount of same, in the understanding that all anticipated payments shall 1) be made on the Date of Payment of the Principal; and 2) be made together with the accumulated unpaid interest up to the date of the said anticipated payment.

     The above mentioned prepayments are not subject to premium or penalty, but if the anticipated payment is made on a date different from a Date of Payment of Principal and Interest, the BORROWER shall pay BANCOMER an amount equal to the amount which BANCOMER has to pay to its source of funds for making prepayments on dates different from a Date of Payment of Principal and Interest. This amount shall be determined by BANCOMER at the time when the BORROWER notifies the prepayment, under the terms above provided, and shall be payable jointly with the anticipated payment.

EIGHTH.- COMMISSIONS AND INTEREST

     I Opening Commission

     The BORROWER shall pay BANCOMER, on the date of execution of this contract, an opening commission in the amount of US $105,000.00, equal to 1.50% (ONE POINT FIFTY PERCENT) of the principal sum of the Credit, plus the corresponding Value Added Tax, for an aggregate of US$120,750.00.


     II. INTEREST

     The Accredited shall pay ordinary and penalty interest, as the case may be on the principal unpaid amount of the Credit, calculated on the basis of one commercial year with 360 (three hundred sixty) days by the number of natural days which have effectively elapsed, from the date in which the Disposal is made, and up to the total and complete payment, calculated as follows:

          1) Ordinary interest: THE BORROWER shall pay on each Date of Payment of Principal and Interest, ordinary interest on unpaid balances of the principal amount of the Credit, calculated at the Ordinary Rate.

          2) Moratorium interest: In the event of a moratoruium, this shall cause interest on the expired and unpaid balances of the Credit, at the annual rate resulting from multiplying the Ordinary Rate in effect on the date of payment by 1.50 (ONE POINT FIFTY). The Moratorium interest shall be caused as long as the delay lasts, as from the date in which the default originates and up to the total payment, and shall be payable on sight.

NINTH.- APPLICATION OF PAYMENTS

     Each amount received by BANCOMER under this Contract for the payment of the Principal sum, commissions, interests and Credit accessories, shall be applied as far as it may be sufficient, to the payment of the obligations derived from this contract, in accordance with the following order of precedence:

     In the first place, for the payment of each and every expense and cost in which BANCOMER may have incurred, due to obtaining the obligatory fulfillment of the obligations derived hereunder, assuming that any default should occur to any of the Credit Documents;

     In second place, the remaining amount after liquidating the above mentioned concepts, shall be applied to the payment of moratorium interests earned up to the date in which the corresponding payment is made.

     In third place, the remainder after liquidating the above mentioned concepts shall be applied to the payment of ordinary interests earned up to the date in which the corresponding payment is made.


     In the fourth place, the remainder after liquidating the above mentioned concepts shall be applied to the payment of the monthly installments for the principal unpaid balance of the Credit, in an inverted order to its dates of maturity, beginning with the most distant date.

     The above shall be applied without detriment to the provisions contained in Clause Ninth in the Portfolio and Fees Trust Agreement.

TENTH.- EXPENSES

     All the reasonable expenses in connection with this Contract, as well as registrations and cancellations in the Public Registries of Property, notarial fees and expenses, Trustee's reasonable fees and expenses, as well those of its technical committee, administration expenses for the Trust, fees, expenses and taxes caused by the assessment of the Portfolio to warrant the fulfillment of this Contract, as well as the half-yearly revisions carried out under the terms hereunder, supervisor's expenses, in the event he is designated, expenses and insurance premiums incured by BANCOMER, travelling expenses, fees and expenses of BANCOMER'S external legal consultants, as well as other expenses in connection with the above, shall be paid by the BORROWER or by any of the FOUNDERS, as soon as BANCOMER requires the payment, without needing the intervention of a Federal or judicial officer. BANCOMER agrees to make all the efforts within its reach so that the amount of the above mentioned expenses are not above the market average.

     With reference to the above, the parties agree that a) BANCOMER shall inform the BORROWER about all the traveling expenses and every expense that involves important amounts (understanding as such all the amounts involving disbursements over US. $ 2,000 per event), at least five Working Days prior to making such disbursements; b) the BORROWER cannot deny its authorization to make such important expenses without a justified cause; and c) in the event that a Cause of Anticipated Maturity occurs, BANCOMER may make the expenses it deems pertinent charged to the patrimony of the Trusts in Guarantee, without requiring a notification or authorization.

ELEVENTH. INCREASE IN COSTS

     In the event that, as a result of a) the proclamation or modification of any law or regulation, or due to any change in the interpretation, or b) the fulfillment of any request from any central bank or government authority or c) the anticipated payment of all or part of the Credit's principal sum on a date which is not a Date of Payment of Principal and Interest, an increase in the cost should be produced for BANCOMER to obtain funds to exhibit or to maintain in effect the Disposal of the Credit, it shall inform the BORROWER in writing about this matter, indicating the amount of the increase. Once this information is received, the BORROWER shall pay BANCOMER the amounts it may indicate that are required to cover the said increase in costs, and shall make such payments within 5 (FIVE) Working days after the date in which the corresponding information has been received.

TWELTH.- PLACE AND FORM OF PAYMENT

     All the payments that the BORROWER shall be made in favor of BANCOMER covered by this Contract and the Promissory Note shall be made precisely in Pesos, in the equivalent amount of UDIS, without needing a previous requirement, making the credit before 11:A.M. (Mexico City time), to the account which BANCOMER may indicate in writing, or at any other place and in any account which BANCOMER may designate through a written notification addressed to the BORROWER ten Working Days in advance.

THIRTEENTH.- TAXES

     All the amounts payable by the BORROWER shall be covered without deductions and shall be free from any taxes, contributions, deductions or retentions of any nature that may be imposed or encumbered at any time by any authority.

     Due to the above, the BORROWER undertakes to leave BANCOMER free and safe from any taxes or fiscal charges derived from or related to any of the Credit documents that may not have been paid and of which the BORROWER was not opportunely aware. This obligation shall remain in force during the period of prescription due to fiscal responsibilities, in accordance with the applicable legislation.


FOURTEENTH. PROMISSORY NOTE

     The Promissory Note subscribed by the BORROWER to the order of BANCOMER under the terms of this Contract, shall be understood to be in recognition of the amount which the BORROWER has at its disposal as an additional form of documentation of the same.

     BANCOMER may also assign or transfer this Agreement, and the assignee will be entitled to the same rights and benefits as if it were BANCOMER.

     BORROWER may not assign the rights and obligations hereunder without the prior written consent of BANCOMER.

     BANCOMER may discount, transfer, assign, endorse or negotiate the Promissory Note prior to its maturity under the terms of the applicable legislation, and this instrument is the specific authorization required by
     Article 299 (TWO HUNDRED NINETY NINE) in the General Law for Credit Titles and Operations.

FIFTEENTH,  CREDIT CONDITIONS

     BANCOMER's  obligation to effect the  disbursements in accordance with this
     Contract  is  subject  to  the  previous   fulfillment   of  the  following
     conditions:

          I. To deliver to BANCOMER at least 5 (FIVE)) working days prior to the date of execution of this Contract, the original documents and powers-of-attorney evidencing the BORROWER's legal existence as well as the legal existence of each of the FOUNDERS OF THE TRUST, MEXITUR and REGINA, as well as the faculties of the attorneys-in-fact, including the information regarding their registration in the corresponding Public Registry.

          II: To deliver to BANCOMER, no later than on the Date of Disbursement:

               A) This instrument, duly signed by all the parties participating in same.

               B) Testimony of the public instrument through which the trust covering the transfer of ownership in benefit of the company denominated Promotora villa Vera, S. de R. L. de C.V. with respect to Hotel Villa Vera, located in Acapulco, Guerrero.

               C) Evidence of having constituted the Trusts in Guarantee and the Maintenance Funb, to BANCOMER'S satisfaction.

               D) Evidence issued by an authorized official of the BORROWER, stating that no default exists on its part with respect to the positive and negative covenants hereunder and under all credit contracts contracted in the past.


               E) Evidence issued by the TRUSTEE stating that it has affected the PORTFOLIO in a minimum proportion of 2.5 to 1(TWO POINT FIVE TO ONE) in guarantee with respect to the total amount of the Promissory Note, considering to this effect, the value of the UDIS on the date of the Disposal, in the understanding that in the event that all or part of the Portfolio should be replaced by another in Pesos or Dollars, the parties shall determine the applicable equivalence.

               F) Certificate issued by the Trustee to the effect that it received a deposit fo rUS$500,000.00, to form the Maintenance Fund.

               G) Evidence of having notified MEXITUR, or any other company in charge of the Collection of the Portfolio endorsed to BANCOMER, and of receiving the correspond-ing funds for the Maintenance Fees, stating that it continues receiving the payments relative to the capital, interests, anticipated payments, accelerated amortizations and all the amounts that the clients may make in favor of their debt, as well as such Maintenance Fees, so that the amounts of both are concentrated in the Trust for the Portfolio and Fees.

               H) A commitment letter issued by any financing institution satisfactory to BANCOMER, written in terms satisfactory to BANCOMER, where the former undertakes to finance working capital to the BORROWER, the FOUNDERS OF THE TRUST, its Affiliates and Subsidiaries, as well as the ordinary interest derived from the Emission, payable on June first in the year two thousand.. I) To deliver to BANCOMER, no later than on the date of the Disposal, the Promissory Note documenting the said Disposal, subscribed by the BORROWER.

SIXTEENTH.    POSITIVE COVENANTS

     As long as any portion of the Credit is unpaid, and while the BORROWER has any outstanding obligation to fulfill, the BORROWER, THE FOUNDERS OF THE TRUST, MEXITUR and REGINA undertake to carry out the items indicated below, unless they obtain the previous written consent from BANCOMER, exempting them from fulfilling any of the said obligations, in which case, the said consent shall be effective only with respect to the specific matter and occasion for which it was granted.

          A) Information requirements: To provide BANCOMER the information indicated below;

               1. As soon as available, and in any case within 45 (FORTY FIVE ) natural days after the close of each quarter in the corporate year of BORROWER, the FOUNDERS OF THE TRUST, MEXITUR and REGINA; an internal quarterly financial statement for the said companies (in the BORROWER'S specific case, the statement known as 10K in the United States) at the close of the said quarter, which should at least include General Balance sheet, Statement of Results and Cash Flows, with its analytic reports signed by the corresponding company's representative, that it is up to date in the fulfillment of all the obligations To Do and Not to Do contained in Clauses Sixteenth and Seventeenth hereunder.

               2. As soon as available and in any case within 120 (ONE HUNDRED TWENTY) natural days after the close of the fiscal yeaar of the BORROWER and of the FOUNDERS OF THE TRUST, their respective subsidiaries and/or affilates, a copy of their individual annual financial stataements (in the BORROWER's and RRI's specific case, the statement known as 10K in the Unted States) with the opinion from one of the independent public accountant offices with the best international prestige, or by any other that may be acceptable to BANCOMER, as well as a letter subscribed by the BORROWER's authorized official, stating that it is up to date in the fulfillment of the Obligations to Do and Not to Do contained in Clauses Sixteenth and Seventeenth hereunders.

               3. Immediately after initiating or notifying any action, demand or proceeding before any court, council, government entity or commission, to deliver BANCOMER a notification indicating the details of the corresponding demand or proceeding, assuming that
               a) claims in connection with taxes, products, uses or contributions to social security, local or federal, for an amount equal to over Pesos Mexican Currency, US $250,000.00 (TWO HUNDRED FIFTY THOUSAND DOLLARS 00/100) b) In any other case, except bankruptcy, for an amount equal to over the equivalent to 3.0% (THREE PERCENT) of the annual sales of any of them; or c) requests or demands for bakruptcy or suspension of payments, unlimited with respect to the amount involved.

               4. On the date in which BANCOMER reasonably requests that any other information be provided with respect to the financial conditions or of any other nature from the BORROWER or from the FOUNDERS OF THE TRUST, to deliver to BANCOMER such information, providing that this information is immediately available..-

               5. As soon as possible, but in any case within 10 (TEN) natural days after the date in which a Cause for Anticipated Maturity occurs, or an event that, with time, could constitute a Cause for Anticipated Maturity, a notification from the corresponding company's principal offical, stating the details of the said Cause for Anticipated Maturity, and the measures that the said company has taken or proposes to take in this respect.

               6. To notify BANCOMER in writing, at least 30 (THIRTY) working days in advance about any possible reduction of over 10% (TEN PERCENT) of the corporate capital of the BORROWER, THE FOUNDERS OF THE TRUST, REGINA and MEXITUR, or any of their respective subsidiries.

               7. As soon as possible, but in any case at least 10 (TEN)working days in advance, to notify in writing, the expenses made from capital or investments in fixed assets by the BORROWER or by the FOUNDERS OF THE TRUST (different from expenses to cover replacements or substitutions) which, considered individually or in conjunc-tion during a fiscal yeara, amount to over US $125,000.00 (ONE HUNDRED TWENT FIVE THOUSAND DOLLARS 00/100) per quarter, accumulated up to a maximum of US $500,000.00 (FIVE HUNDRED THOUSAND DOLLARS 00/100) annually, or its equivalent in Mexican Currency, indicating the amount, destination and source of funds to this effect.

               In the event of any deviation from the amount proposed, to explain to BANCOMER the nature of the same, so that BANCOMER may authorize the corresponding investment, which shall not be denied without a reason, all of which shall be under the terms of Clause Seventeenth (F) hereunder.

               8. As soon as available, but in any case within 10 (TEN) natural days after the close of each quarter, a report regarding the respective approvals for capital or investment expenses in fixed assets, different from replacement or substitution expenses made during the immediately foregoing quarter, for amounts over US $125,000.00 (ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS 00/100) oe its equivalent in Pesos considering the BORROWER and the FOUNDERS OF THE TRUST and their respected Subsidiaries and Affiliates jointly.

               9 As soon as available, but in any case within 60 (SIXTY) natural days after the beginning of each calendar year, an executive summary of its master operational budget applicable to the new year, including all the proforma financial statements, (general balance sheet,statement of results, statement of changes in the capital and statement of changes in the financial position and cash flow) all of which consider jointly the BORROWER and the FOUNDERS OF THE TRUST and their respective affiliates and subsidiaries.

                    A) To continue as an on-going company with no change in their line of business.

                    B) To maintain their judicial personality, without modifying its corporate object or the structure of their shares of stock without the previous written authorization from BANCOMER, whose consent shall not be denied without a reason.


                    C) To permit BANCOMER or whomsoever it may designate to carry out periodical visits, with a previous notification and without interfering with the business's normal operations, also providing the periodical information on same which BANCOMER may reasonably request.

                    D) To keep insured against any insurable risk including, without limitation, against fire, earthquake, flood, hurricane, cyclone, storms, stormy winds, hurricane winds and any other coverage in connection with the proper safeguard of all and each one of the properties of which the BORROWER, THE FOUNDERS OF THE TRUST or their respective Affiliates and Subsidiaries may be owners or lessees, in accordance with the standards in effect in Mexico The corresponding policy or policies covering the properties on which a guarantee is constituted under the terms hereunder, shall be endorsed in favor of the Trustee, so that he may proceed to repair the properties destined to time-share, or to the payment of the credit. BANCOMER undertakes to instruct the Trustee that, as long as the Guarantee Measure is maintained, the amounts paid for insurance is for the payment of the repairs required in the facilities and real estate that may have been affected

                    F) To invoice at market prices comparable to the average in the hotel and time-share industry, all the properties and services provided by THE BORROWER, THE FOUNDERS OF THE TRUST, and their respective Subsidiaries and Affiliates.

                    G) To maintain in the sales contracts of time-share, the terms, conditions and period (including without limitation the amounts for any kind of counterbenefits) similar to those that are currently executed, and in general, to carry out sales in competitive conditions and equivalent to those in the maraket of developments having a similar category, unless BANCOMER grants its written consent to modify the same.

                    H) To substantially maintain in effect the preventive and corrective maintenance programs provided in the Maintenance Contract executed with Starwood, as well as the replacement or substitution reserve, so that the time-share units and the other properties in guarantee, may substantially maintain their category of services, furnishings, decoration, and other aspects related to those which they currently have.

                    I) To maintain an investment program that ensures the quality of the services to be provided to the clients in each development

                    J) To assign to the anticipated payment of the Credit, as much as may be possible, the product obtained in cash of emissions of debt or capital at a corporate level by the BORROWER individually, or together with other companies, in national or international markets.

                    K) Maintain a percentage of overdue Portfolio of less than 10%. Overdue portfolio means Portfolio between 1 and 90 calendar days late. Portfolio overdue for more than 90 days will not be accepted.

                    L) To  maintain  FOUNDER OF TRUST 1,  FOUNDER OF TRUST 2 AND
                    FOUNDER   OF   TRUST   3,   within   the   "Golden    Crown"
                    --------------- distinction granted by RCI.

                    M) To maintain and make its respective Subsidiaries or Affiliates keep adequate Accounting books and records, where they shall keep complete records in accordance with generally accepted accounting principles in Mexico and consistently applied, reflecting all the corresponding company's financial operations.

                    N) To take all the necessary measures required at any time to obtain and to maintain in effect all the governmental records, authorizations and approvals necessary so that the BORROWER and the FOUNDERS OF THE TRUST may fulfill their obligations in accordance with this Contract.


SEVENTEENTH.  NEGATIVE COVENANTS

     As long as any part of the Credit is unpaid, and as long any obligation is pending fulfillment, the BORROWER and the FOUNDERS OF THE TRUST are obligated to abstain from, and to make their respective Affiliaates and Subsidiares abstain from carrying out any of the activities indicated below, unless they obtain the writtenconsent from BANCOMER, in which case the said consent or approval shall be effective only and exculusively with respect to the specific matter and the occasion for which it was granted.

          A) To carry out any substantial modification in its administrative and sales system which might have the direct or indirect result of a reduction or deviation of the cash flows from the use of the time-share.

          A) To contract without BANCOMER's previous written authorization, any credit or loan, in an individual or in a Consolidated level different from the (i) The credit alternatives described in Clause FIFTEENTH
          (III) (D) hereof; (ii) the revolving lines opf credit, up to the principal amount of US$32,500,000 entered into with FINOVA Capital Corporation; and (iii) the credit for the purchase of Hotel Villa Vera in Acapulco, Gro., unless the product obtained is applied to the anticipated payment of this Credit and this authorization shall not be denied without a justified cause.

          B) To totally encumber or assign the BORROWER's fixed assets or those of any of THE FOUNDERS OF THE TRUST for an amount over US $100,000.00 (ONE HUNDRED THOUSAND DOLLARS 00/100) annually or its equivalent in Pesos, in the understanding that this obligation is exclusively to the BORROWER and to the FOUNDERS OF THE TRUST, excluding its fulfillment by their respective Affiliates and Subsidiaries.

          C) To grant loans or prepayments to its shareholders, parent companies, direct orindirect third parties, or any third party, except in payment of debts assumed prior to the date of this Contract, loans or prepayments to its subsidiaries and affiliates, its suppliers or its employees in accordance with the normal practices of the BORROWER AND THE FOUNDERS OF THE TRUST and sales credits to its clients within the normal parameters of the hotel and time-share industry, without this imposing any restriction other than as provided in Section 4.08 of the Emission."

          D) To make sales of Memberships, weeks and/or time-share units at wholesale, both to physical and to moral parties different from the FOUNDERS OF THE TRUST, unless a minimum of 50% of the product thus obtained is applied to the prepayment of the Credit.

          E) To carry out different capital or investment expenses in fixed assets for an amount over Us $500,000.00 (FIVE HUNDRED THOUSAND DOLLARS 00/100) annually, accumulated, unless it is a matter of investments for replacement, substitutions, or replacement of equipment or properties directly in relation with the operations of the FOUNDERS OF THE TRUST, REGINA or MEXITUR.

          F) That the BORROWER carry out any emission of debt or capital at a corporate level, in an individual form or jointly with another company, both in the national or in the international markets, unless the product from the same is assigned to the pre-payment of the Credit.

          G) To reduce its corporate capital in any amount, or to pay dividends with resources from payments of the Maintenance Fees.


EIGHTEENTH. GUARANTEE/COLLATERAL

     For the purpose of preserving the correct application of the Maintenance Fees, which in turn preseve the value of the Portfolio, and to guaranatee the fulfillment of each and every one of the BORROWER's obligations, as well as for the punctual and opportune payment of the principal and of the ordinary and moratorium interest earned, charges, costs, expenses or taxes, and any other payment obligations assumed or derived in charge of the
     BORROWER under the terms hereunder, and in the other documents in connection with the Credit, and without prejudice to responding with all its patrimony for the obligations acquired, the BORROWER and the FOUNDERS OF THE TRUSTS constitute the fiduciary warranty contemplated in the Trusts in Guarantee which on this date are constituted with the Trustee, under the terms of Exhibits "A," "B," and "C" hereunder, whose general characteristics are the following:


          I TRUST CABOS SAN LUCAS REAL ESTATE

               A) Nature: An irrevocable trust in guarantee

               B)  Parties:
                   Founder of Trust     Founder  of Trust 3
                   Beneficiary          BANCOMER in the first place
                                        Founder of Trust 3 in second  place.
                   Trustee              The Trustee

               C) Matter: Cabo San Luicas Real Estate

               D) Purposes: So that the Trustee may keep the Cabo San Lucas Real Estate in guarantee for the fulfillment of the obligations . derived from the Credit Documents, carrying out the corresponding execution procedure when BANCOMER communicates the existence of default, without liability for the Trustee.

               E) Releases: The Trustee, by instructions fromBANCOMER, releases the guarranty constituted on the Cabo San Lucas Real Estate. BANCOMER shall give give the respective instructions, providing no default has occured to the terms of the Credit documents, and providing the two following assumptions have occured: 1) The BORROWER has fully and punctually complied with the first seven monthly amortiza- tions of the Credit; and 2) Total and punctual compliance has been made of the payment of the RRI Bond Coupon, maturing on June first in the year 2000-


     II TRUST COZUMEL REAL ESTATE

               A) Nature : Irrevocable trust in guarantee.

               B)Parties
                 Founder of Trust;      Founder of Trust 4
                 Fideicommissary:       BANCOMER  in the first place
                                        Founder of Trust 4 in the second place
                 Trustee:               The Trustee


               C) Matter: Cozumel Real Estaate

               A) Purpose: That the Trustee may keep the Cozumel real estate to guarantee the fulfillment of the obligations derived from the Credit Docu- ments, carrying out the corresponding execution proceeding when BANCOMER communicates the existence of such default, without liability to the Trustee.

     III) TRUST ON PORTFOLIO AND FEES.

               A) Nature; An irrevocable trust in guarantee and payment


               A) Parties:
                  Founders of Trust
                      for Portfolio:   Founder of Trust 1
                                       Founder  of T

                  Founders of Trust
                           for Fees    Founder  of Trust 1
                                       Founder of Trust 2
                                       Founder of Trust 3

                  Beneficiary:         BANCOMER I in the first place
                                       The Founders of the Trust in second place

                  Trustee:             The Trustee.


               C) Matter:

                    1) The Portfolio approved by BANCOMER with a value representing at all times an equal or superior proportion to
                    2.5 to 1 with respect to the unpaid value of the Credit, considering exclusively the portion of the Portfolio which is up-to-date. To determine the indicated measurement, the Portfolio in moratorium shall not be considered. The FOUNDERS OF THE TRUST shall primarily affect all the portion of the Portfolio denominated in UDIS, and only in the event that this should be insufficient to cover the agreed measurement, they shall affect the Portfolio in Pesos. 2) All the Maintenance Fees

               A) Purposes:

                    1) That the Trustee shall maintan affected in guarantee the credit titles documenting the Portfolio, both those which are contributed initially and those contributed later in trust, in addition or in substitution to those existing, in order to preserve the value of the said warranty, in order to comply with the provisions contained in this contract and in the Trust for the Portfolio and Fees.

                    2) That the Trustee, on its own behalf, or through depositaries to whom the collection is delegated, to collect, receive and keep the funds corresponding to the Portfolio, including prepayments, usually denominated "Cashouts as well as the interest earned by the Porfolio and the total amount of the Maintenance Fees, in guarantee for the fulfillment of the obligations derived from the Credit Documents, carrying out the corresponding execution procedure when BANCOMER communicates the existence of a default, without liability for the Trustee

                    3) That the Trustee shall monthly apply the product from the collection of the Portfolio in the first place, to the constitution or re-constitution of the Payment Fund, releasing the FOUNDERS OF THE TRUST from the excess, in the understanding that from the moment in which the Trustee receives instructions from BANCOMER that a default has occurred to the terms of the Credit, the Trustee shall deliver to BANCOMER the total amont received, to be applied to the prepayment of the Credit.

                    4) That as long as the Trustee does not receive instructions to the contrary from BANCOMER, it shall deliver to the designated depositaries the amounts received from Maintenance Fees, with the exception of the portion corresponding to the Maintenance Fund indicated below, for purpose of covering the total amounts to be paid for these concepts to the respective providers of services.

                    5) Thaat the Trustee shall montly separate from the amounts received for Maintenance Fees, the necessary amount fo form a fund denominated "Maintenance Fund" in an amount not to be under US $500,000.00, determined in accordance with the rate of exchange at the end ofthe month, and this shall be deposited in the account which BANCOMER shall indicate, for the purpose of guaranteeing that at all times it shall have at least the said sum to face the payments to Starwood for maintenance services.

                    6) That the Trustee, in accordance with the procedure established in Clause NINETEENTH in the Trust for the Portfolio and Fees, as from the date in which it receives instructions from BANCOMER indicating that a default has occurred to any of the terms and conditions of the Credit or the Trusts in Guarantee, shall deliver to BANCOMER each and every one of the amounts it keeps and is receiving from the 25 Portfolio, Maintenance Fees, or any other, to be applied under the terms which BANCOMER shall indicate, in the understanding that BANCOMER shall apply the Maintenance Fees in the first place to pay Starwood and MEXITUR.

                    7) All those provided in the Trust for the Portfolio and Fees.

               Besides the above, BANCOMER shall contract an external accounting auditor, who may be from REGINA's current auditors' office, to carry out an aleatory sample of the Portfolio, always different and statistically selected, for the purpose of examining half-yearly:

                    * The Control of  Collections  (the correct  application  of payments, for automatic charges and on-site payments, calendar of payments, control and application in the collection of interests, etc.).

                    Overdue Portfolio not exceeding 90 calendar days.

                    Promissory notes properly documented (amount, signatures, date of payment)

                    Promissory Notes properly endorsed in favor of the Trustee.

                    One of the monthly reports for the immediately foregoing semester.

                    MEXITUR shall also prepare, under its responsibility, a monthly report of the Portfolio, under the terms of the Trust for the Portfolio and Fees.

NINETEENTH. CASES OF ANTICIPATED MATURITY

     BANCOMER may consider as anticipated expiry of the period for the Credit herein stipulated, and demand the payment of the balance of the principal amount of the Credit and the Promissory Note, together with the accumulated and unpaid interest, and other amounts that should be paid, in the event that BORROWER, any of the FOUNDERS OF THE TRUST, REGINA, MEXITUR, or any of the respective Subsidiaries default on any of the obligations derived from the Credit Documents or from any other document in connection thereto, at all times complying with the periods provided for in the execution proceedings set forth in the Guaranty trusts, including without limitation, the following:

          A) In the event that the BORROWER fails to punctually pay an exhibition of Capital, interest or commissions in accordance with the provisions established here_ under and/or in the Promissory Note that are subscribed, and other amounts payable in accordance with the Credit Documents-.

          B) In the event that the BORROWER or any of the FOUNDERS OF THE TRUST default with any other credit contract executed with any third party, if such default results in the anticipated expiry of the said credit.

          C) In the event that (i) Starwood, MEXITUR or REGINA fail to provide their services or (ii) if they terminate the service or the operation and maintenance contract with Starwood, unless within the following 60 working days after the situation, a third party begins to provide the said services at an efficiency level comparable to that which is currently provided.

          D) In the event that REGINA ceases to be depositary of the rights of use of weeks or Time-share intervals in any of the facilities of the FOUNDERS OF THE TRUST.

          E) In the event that the BORROWER or any of the FOUNDERS OF THE TRUST should encumber or alienate any of its fixed assets registered in their acounting on the date of execution of this instrument, exceeding US $100,000.00 (ONE HUNDRED THOUSAND DOLLARS 00/100) annually, with the exception of those encumbered with this Credit.

          F) In the event that the  BORROWER or any of the FOUNDERS OF THE TRUST
          i) should  declare  itself in bankrupcy or in  suspension of payments;
          ii) if it is intervened by any authority; iii) if it admits in writing its incapacity to pay its debts upon maturity; iv) if it makes a general assignment of properties in benefit of creditors; or (v) if it begins and continues during more than sixty natural days, any proceeding through which it seeks any of the above, or vi) in the event that situations should arise affecting the BORROWER'S or the FOUNDERS OF THE TRUST'S, REGINA'S or MEXITUR's good operations, or of any of its respective Subsidiaries that can endanger the economic or financial stability of any one of them.

          G) In the event that any of the Trusts in Guarantee are not constituted in accordance with the agreements contained hereunder, if it fails to have the desired effects of the value of the guarantee or declines in such a way that it does not comply ith the measurements herein provided, or in the event that due to any cause the FOUNDERS OF THE TRUST apply the funds from the Collection of Memberships or Fees for the payment of debts of any other kind

          H) In the event that the BORROWER'S stockholders meetings, or of any of the FOUNDERS OF THE TRUST, REGINA, MEXITUR, or of any of their respective Affilates or Subsidiaries should at any time during the period of the credit, resolve to decree the payment of dividends, applying amounts derived or from the Maintenance fees, except with BANCOMER's previous written authorization.

          I) In the event that the BORROWER, any of the FOUNDERS OF THE TRUST, , REGINA, MEXITUR, reduce the fixed portion of their corporate capital stock.

          J) In the event that the BORROWER or any of the FOUNDERS OF THE TRUST do not deliver to BANCOMER the financial statements representative of the economic entity that constitute its Subsidiaries or Affiliates, including the annual financial statements, which shall have the professional opinion from an Independent Public Accountant acceptable to BANCOMER on the date of closing its corporate year as well as the financial statements prepared y its Administration corresponding to natural quarters with the accumulated results for the corresponding year.

          K) In the event that the BORROWER or any of the FOUNDERS OF THE TRUST, REGINA, MEXITUR, or any if the respective Affiliates or Subsidiaries abandon the Administration of their business.

          L) In the event that the BORROWER or any of the FOUNDERS OF THE TRUST, REGINA OR MEXITUR should default, with no justified cause in any of their local and federal fiscal obligations, as taxpayers and as retainers, and with respect to payments to the Mexican Institute of Social Security (IMSS), to the Savings System for Retirement (SAR), or any other in connection with the operation of their business, and as a result, the corresponding authority dictates a mandate of execution against it and is not attended on time and through proper procedures, or if it is paid within the following 60 (SIXTY) natural days or within the legally applicable period to do so, whichsoever may result first.

          M) In the event that any of the declarations or statements under oath to tell the Truth in any of the Credit Documents the BORROWER or by any of its Subsidiaies should be false or inexact.

          N) In the event that any authority should expropriate, attach, assume custody, or take control of all or part of the BORROWER'S properties or those of one of the FOUNDERS OF THE TRUSTS, REGINA'S or MEXITUR'S or those of their respective Subsidiaries or Affiliates, it should displace its present administration, or limit its faculty to operate the business.

          O) In the event that the BORROWER or any of the FOUNDERS OF THE TRUST REGINA, MEXITUR, or any of its respective subsidiaries should grant a bond or guarantee , or if it isjointly and severally obligated in favor of third parties without the previous written authorization from BANCOMER, except in amounts not greater than 100,000 Pesos.

          P) In the event  that the  BORROWER'S  or any of the  FOUNDERS  OF THE
          TRUST, REGINA, MEXITUR's or any of their respective subsidiaries resolve to merge, liquidate or spin-off the corresponding company;

          Q) In the event that the use of all or part of the public areas, or those for common use in the facilities should be obstructed or restricted, the FOUNDERS OF THE TRUST, or if the corresponding companies should be boxed-in, assigned, segregated, encumbered, merged or, due to any cause the use is obstructed or limited .

          R) In the event that during the period of the Credit, Mr. John McCarthy Sandland is substituted as a General Director or in the Administration of the time-share Business,. assuming that the need arises to substitute him, the BORROWER shall provide BANCOMER the information about the person with whom it seeks to substitute him, and it shall obtain the previous written authorization from BANCOMER to carry out this change, which shall not be denied without a justified cause.

          S) In the event that the amount of the Credit is not used precisely for the purposes consigned in Clause Fifth hereunder.

          T) In the event that the BORROWER or any of the FOUNDERS OF THE TRUST, REGINA or MEXITUR OR ANY OF the respective Subsidiaries or Affiliates cease to provide BANCOMER the information or documentation it may request under the terms hereunder, and such deficiency is not remedied within a period of ten natural days, when the corresponding information is not found subject to a period for delivery under the terms of this contract.

          U) In the event that any of the stipulations or provisions of any of the Credit Documents should be null or unenforceable.

          V) In the event that the RRI stockholders do not increase the capital of the said RRI in at least two million dollars within the three months following the date of execution of this instrument, or, if RRI, individually or jointly with the BORROWER has not determined to BANCOMER'S satisfaction the mechanism under which it shall face the payment of the said ordinary interest derived from the Emission, and under the said supposition, the BORROWER, the FOUNDERS OF THE TRUST, MEXITUR or REGINA have not constituted a new company within the following five Working Days which will result the isolation of any adverse situation in the operation, reservation system, collection of the Portfolio and Maintenance Fees, in the understanding that the shares or the corporate parts of the corporate capital of the said new company shall be contributed to the Trust for the Portfolio and Fees within twenty four hours after the date in which they are issued.

          W) In the event that, at least three months prior to the date in which the interests derived from the Emmission should be covered, the BORROWER does not demonstrate to BANCOMER that it has an adequate mechanism to pay the said interest.


TWENTIETH.-   PARTICIPATIONS

     At all times, BANCOMER shall be entitled to syndicate or sub-participate the credit totally or partially, keeping the same conditions for the BORROWER through the simple written notification to the said BORROWER, indicating such syndication or sub-participation, provided that costs for the BORROWER are not increased.

TWENTY FIRST. MODIFICATIONS

     No modification of terms or conditions in this instrument, and no consent or exemption with respect to any of the said terms and conditions shall be effective in any case, unless it is made in writing and is subscribed by the parties, and even then such modification, exemption or consent shall only be effective for the specific case and purposes for which it was granted.

TWENTY SECOND.   NOTIFICATIONS

     All notifications and communications anticipated or required in accordance with this contract shall be made in writing, and shall be delivered or sent to each party to the addresses indicated in this Clause, or to any other address that the said party may indicate in writing to the others. These notifications and communications shall be effective upon being delivered in the above expressed form, and no notification shall be effective until after it has been effectively received by the party to which it is intended.

     With respect to the above, and for all matters relative to this document and other Credit Documents, to the Trusts in Guarantee and any other document in relation Thereto, the parties establish the following addresses:


          THE BORROWER                  Boulevard  Adolfo Ruiz Cortines
          No. 3642 THE FOUNDERS OF
          THE TRUST                     Floor 7
          MEXITUR AND REGINA            Colonia Jardines del Pedregal
                                        Postal Code 01900
                                        Mexico, Federal District

          BANCOMER                      Avenida Universidad No. 1200
                                        Colonia Xoco
                                        Postal Code 03339
                                        Mexico, Federal District

          THE TRUSTEE                   Avenida Universidad No. 1200
                                        Colonia Xoco
                                        Postal Code 01900
                                        Mexico, Federal District


TWENTY THIRD.- Authorization to receive and provide information.

     BORROWER and any obligee here under hereby expressly and irrevocably authorized BANCOMER to obtain any and all information concerning credit and other transactions of such companies with BANCOMER or with any other bank or company. Up on request of third parties, BANCOMER may provide credit history information of the borrower or any obligee her under to other users of credit bureaus, as well as any domestic or foreign rating agency.


TWENTY FOURTH.- JURISDICTION

     For all matters relative to this instrument, the other Credit documents, the Trusts in Guarantee and the documents in connection with or derived therefore, the parties expressly submit to the jurisdiction of the competent courts in the City of Mexico, Federal District, waiving any other jurisdiction that might correspond to them by virtue of their present or future domiciles, or due to any other reason.

TWENTY FIFTH.- APPLICABLE LAW

     This Contract and the other Credit Documents shall interpret the agreement to the Laws in effect in the United Mexican States.

     In Testimony of the above, the parties hereunder sign this Contract in Mexico City, D.F. on the twenty-sixth day of November, 1999-

 THE BORROWER                                 FOUNDERS OF THE TRUST
                                              CR Resorts Capital, S. de R.L. de
                                              C.V.,  CR Resorts Puerto Vallarta,
                                              S. de R.L. de C.V., CR Resorts
                                              Cancun, S. de R.L. de V.B.,
                                              CR Resorts Los Cabos, S. de R.L.
                                              de C.V.- Desarrollos Turisticos
                                              Integrales de Cozumel, S. deR.L.
                                              de C.V.

-- ---- - - -- - - - - - - - -                   - - - - - - - - - - - - - - - -
By:  John McCarthy Sandland                   By:  John McCarthy Sandland
  Attorney-in-Fact                                             Attorney-in-Fact


            MEXITUR                                                REGINA
Corporacion Mexitur, S. de R.L. de C.V.         Club Regina, S.A. de C.V.

- - - - - - - - - - - - -- - - - -               - - - - - - - - - - - - - - - -
By  John McCarthy Sandland                      By  John McCarthy Sandland
     Attorney-in-Fact                                          Attorney-in-Fact














       BANCOMER                                  THE TRUSTEE
    Bancomer, S.A.                               Fianzas Monterrey Aetna, S.A.
Institucion de Banca Multiple                    Bancomer Financial Group
    Financial Group

- - - - - - - -- - - - - - - -                     - - - - - - - - - - - - - - -
By:  Ing. Carlos D. Velazques Thierry            By:  Lic. ArmandoVignau Quiros
     Director Corporate bank                          Fiduciary Delegate


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By Dr. Gerardo Salazar Viezca
Corporate Bank

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